UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2005
Date of report (Date of earliest event reported)

LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201
(Address of principal executive offices)

(214) 382-3630
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Definitive Material Agreement

On April 29, 2005, May 2, 2005, and May 3, 2005, Lighting Science Group Corporation (the “Company”) issued three warrants for 15,000, 5,000 and 100,000 shares of the Company’s common stock, $.001 par value (the “Common Stock”), respectively, to two individual members of the board of directors of the Company. The Warrants are exercisable at $1.50 per share. The first and second warrant were sold to Ron Lusk, CEO and member of the board of directors. The first warrant vested for 15,000 shares of Company Common Stock on the date of issuance, April 29, 2005. The second warrant vested for 5,000 shares of Company Common Stock on the date of issuance, May 2, 2005. The third Warrant was sold to Daryl Snadon, vested for 100,000 shares of Company Common Stock on the date of issuance, May 3, 2005. The warrants have anti-dilution and exercise price adjustment provisions for dividends and stock splits. The Warrants were issued to each lending board member in connection with the loaning of short-term funds to the Company under the terms of the Notes (defined below in Item 2.03). Each warrant expires five years from the date of issuance of such warrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

At a meeting of the Board of Directors of the Company held on March 30, 2005, certain individual members of the Company’s board of directors and members of senior management agreed to loan the Company an aggregate of $340,000 on a short-term basis pursuant to the terms of promissory notes from the Company and in favor of each of the individual lenders (the “Notes”).

Additional loans were made under the same terms and conditions (as set out below) on April 29, 2005, May 2, 2005, and May 3, 2005. The members of the board who agreed to loan the Company funds and the amounts loaned by each director and member of senior management are as follows: Ron Lusk - $15,000.00 on April 29, 2005; Ron Lusk - $5,000.00 on May 2, 2005, and Daryl Snadon - $100,000.00 on May 3, 2005 (each individually, a “Lender” and referred to collectively as the “Lenders”). Proceeds from each of the loans will fund the Company’s continuing operating expenses, ongoing expenses for salaries, legal and accounting fees, as well as for working capital and other contingencies. Under the terms of the Notes issued by the Company to each Lender, the Company will: (i) pay interest to each Lender at a rate of 9.50% per annum; (ii) pay a 10% commitment fee to each Lender and (iii) issue a Warrant to each Lender for the purchase of an aggregate of 20,000 shares in the case of Mr. Lusk and 100,000 shares in the case of Mr. Snadon of Company Common Stock, par value $.001 (the “Common Stock”) at an exercise price of $1.50 per share (the “Warrant” and referred to collectively as the “Warrants”). The principal and interest due on the Notes are due on May 30, 2005. The Notes will be repaid from proceeds of any subsequent financing arrangement to which the Company becomes a party.

Item 7.01.  Regulation FD

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description
Exhibit 99.1	Unsecured Promissory Notes in favor of each Lender
Exhibit 99.2	Warrant Agreements issued to each Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation
By: /s/ Ronald E. Lusk
Date: May 3, 2005	- - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Ronald E. Lusk
Chairman of the Board and Chief Executive Officer